[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]

                                                 Phone: 212.859.8000
                                                 Fax:   212.859.4000


                                                 October 13, 2003

Terex Corporation
500 Post Road East
Westport, Connecticut  06880

          Re:  Terex Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel for Terex Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 208,591 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company on September 22, 2003. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

          (a) the Registration Statement;

          (b) the Secretary's Certificate of the Company, dated August 28,
2003;

          (c) the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date;

          (d) the Resolutions of the Board of Directors of the Company, dated July 24, 2003;

          (e) the Stock Purchase Agreement, dated as of August 28, 2003, by and among SDC Prague, the Company and GP Omikron, s.r.o.; and

          (f) the Registration Rights Agreement, dated as of August 28, 2003, by and among the Company and SDC Prague.

The documents referred to in items (a) through (f) above, inclusive, are referred to herein collectively as the "Documents."

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the "DGCL"), and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.

                             Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                             By:    /s/ Steven G. Scheinfeld
                                --------------------------------------
                                        Steven G. Scheinfeld